Exhibit 99.1

RUSH STREET INTERACTIVE ANNOUNCES FIRST QUARTER 2021 RESULTS AND RAISES FULL YEAR 2021 GUIDANCE

- First Quarter Revenue of $111.8 Million, up 218% Year-over-Year -

- Full Year 2021 Revenue Guidance Raised to between $440 and $480 Million -

CHICAGO – May 13, 2021 – Rush Street Interactive, Inc. (NYSE: RSI) (“RSI”), a leading online casino and sports betting company in the United States, today announced financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Financial Highlights

●	Revenue was $111.8 million during the first quarter of 2021, an increase of 218%, compared to $35.2 million during the first quarter of 2020.
●	Net loss was $76 thousand during the first quarter of 2021, compared to a net loss of $12.9 million during the first quarter of 2020.
●	Adjusted EBITDA[1] was $(15.1) million during the first quarter of 2021, compared to an Adjusted EBITDA of $1.1 million during the first quarter of 2020.
●	Advertising and promotions expense was $40.5 million, or 36% of revenue, during the first quarter of 2021, compared to $8.5 million during the first quarter of 2020.
●	Real-Money Monthly Active Users (“MAUs”) in the United States for the first quarter of 2021 were up 166% year-over-year and 20% sequentially from the fourth quarter of 2020, with average revenue per MAU (“ARPMAU”) of $302 during the first quarter of 2021.
●	As of March 31, 2021, RSI had $363 million of unrestricted cash and cash equivalents.

Greg Carlin, Chief Executive Officer of RSI, said, “We are excited about our strong first quarter results, during which we launched online casino and sportsbook in Michigan and online sportsbook in Virginia, and delivered revenue growth of 218% over last year’s first quarter. We are also pleased by our quarter-on-quarter growth, underpinned by our strong and stable casino results.

We continue to have solid momentum as we launched online casino in West Virginia in April and are now live in the four largest US online casino markets which we expect to drive significant profitability over the long term.

Additionally, due to our strong cash position, we were able to increase our marketing spend in 2021. Short average payback periods of only 6 months provide confidence in our ability to effectively increase marketing spend while driving continued strong growth in revenue and MAUs. As a result, we are increasing our 2021 revenue guidance.”

Increasing 2021 Revenue Guidance

RSI expects revenues for the full year ending December 31, 2021 to be between $440 and $480 million, up from its previous guidance of between $420 and $460 million. At the midpoint of the range, revenue of $460 million represents 65% year-over-year growth when compared to $278.5 million of revenues for 2020. This increase reflects RSI’s strong Q1 2021 results and anticipated growth in recently opened and existing markets resulting from increased marketing spend funded with cash on hand.

1 This is a non-GAAP financial measure. Please see “Non-GAAP Financial Measures” for more information about this non-GAAP financial measure and “Reconciliations of GAAP to Non-GAAP Financial Measures” for a reconciliation of the most comparable measure calculated in accordance with GAAP to this non-GAAP financial measure.

This range is based on certain assumptions, including that (i) launch of operations in any new jurisdictions are not included, (ii) all professional and college sports calendars that have been announced come to fruition, including the completion or commencement of their 2020 to 2021 seasons, and (iii) RSI continues to operate in states in which it is live today.

Recent Business Highlights

•	Launched online casino in West Virginia in April 2021.
•	Now live in eleven jurisdictions, including the four largest US online casino markets, and one international market, Colombia, where we offer online casino and sports betting.
•	Continued strong performance in Michigan. Daily average GGR up over 20% thus far during Q2 compared to Q1 2021.
•	Launched live dealer in Colombia with a strong response to date, adding to previous success in PA and NJ.
•	Completed the redemption or cancellation of all 11.5 million publicly held warrants resulting in approximately $132 million of additional cash added to the balance sheet.
•	Private placement and working capital warrants all redeemed on a cashless basis for 2.6 million Class A shares.

Technology Updates

•	Upgraded existing IOS app in sportsbook-only markets (IL, IA, IN, CO, VA).
•	Android app launched in Google Play Store in allowable markets.
•	Online player experience significantly enhanced in conjunction with app updates.

Earnings Conference Call and Webcast Details

RSI will host a conference call and audio webcast today at 5:00 p.m. Eastern Time (4:00 p.m. Central Time), during which management will discuss first quarter results and provide commentary on business performance and its current outlook for 2021. A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by dialing (844) 450-0390 for domestic callers or (236) 714-3032 for international callers. The conference call access code is 5057729.

A live audio webcast of the earnings conference call may be accessed on RSI’s website at ir.rushstreetinteractive.com, along with a copy of this press release and an investor slide presentation. The audio webcast and investor slide presentation will be available on RSI’s investor relations website until at least June 13, 2021.

About Rush Street Interactive

RSI is a trusted online gaming and sports entertainment company focused on regulated markets in the United States and Latin America. Through its brands, BetRivers.com and PlaySugarHouse.com, RSI was an early entrant in many regulated jurisdictions and is currently live with real-money mobile, online and/or retail operations in ten U.S. states: Pennsylvania, Illinois, New Jersey, New York, Michigan, Indiana, Virginia, Colorado, Iowa and West Virginia. RSI is also active internationally, offering its online casino and sportsbook in the regulated gaming market of Colombia on RushBet.co. RSI offers, through its proprietary online gaming platform, some of the most popular online casino games and sports betting options in the United States. Founded in 2012 in Chicago by gaming industry veterans, RSI was named the 2020 Global Gaming Awards Digital Operator of the Year and the 2020 EGR North America Awards Casino Operator of the Year and Customer Service Operator of the Year. RSI is committed to industry-leading responsible gaming practices and seeks to provide its customers with the resources and services they need to play responsibly. For more information, visit www.rushstreetinteractive.com.

Non-GAAP Financial Measures

In addition to providing financial measurements based on accounting principles generally accepted in the United States (“GAAP”), this press release includes certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Operating Costs and Expenses, Adjusted Net Loss Per Share, Adjusted Net Loss and Adjusted Weighted Average Common Shares Outstanding, each of which is a non-GAAP performance measure that RSI uses to supplement its results presented in accordance with GAAP. A reconciliation of each such non-GAAP financial measure to the most directly comparable GAAP financial measure can be found below. RSI believes that presentation of these non-GAAP financial measures provides useful information to investors regarding RSI’s results of operations and operating performance, as they are similar to measures reported by its public competitors and are regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

RSI defines Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, share-based compensation, adjustments for certain one-time or non-recurring items and other adjustments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash (for example, depreciation and amortization, and share-based compensation) or are not related to our underlying business performance (for example, interest income or expense).

RSI defines Adjusted Operating Costs and Expenses as RSI’s GAAP operating costs and expenses adjusted to exclude the impacts of share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Operating Costs and Expenses excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash (for example, share-based compensation) or are not related to our underlying business performance.

RSI defines Adjusted Net Loss Per Share as Adjusted Net Loss divided by Adjusted Weighted Average Common Shares Outstanding. Adjusted Net Loss is defined as net loss attributable to Rush Street Interactive, Inc. as used in the diluted net loss per share calculation, adjusted for the reallocation of net loss attributable to noncontrolling interests, share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Weighted Average Common Shares Outstanding is defined as the weighted average number of common shares outstanding as used in the diluted net loss per share calculation, adjusted for the assumed conversion of the noncontrolling interest’s Rush Street Interactive, LP Class A units to Class A common stock of RSI on a one-to-one-basis.

RSI includes these non-GAAP financial measures because management uses them to evaluate RSI’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Management believes that these non-GAAP financial measures provide investors with useful information on RSI’s past financial and operating performance, enable comparison of financial results from period-to-period where certain items may vary independent of business performance, and allow for greater transparency with respect to metrics used by RSI’s management in operating our business. Management also believes these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Key Metrics

RSI provides certain key metrics, including MAUs and ARPMAU, in this press release. RSI defines MAUs as the number of unique players per month who have placed at least one real-money bet across one or more of our online casino or online sports betting offerings, and it defines ARPMAU as average revenue for the applicable period divided by the average MAUs for the same period.

The numbers RSI uses to calculate MAUs and ARPMAU are based on internal RSI data. While these numbers are based on what RSI believes to be reasonable judgments and estimates of our customer base for the applicable period of measurement, there are inherent challenges in measuring usage and engagement with respect to our online offerings across our customer base. Such challenges and limitations may also affect RSI’s understanding of certain details of its business. In addition, RSI’s key metrics and related estimates, including the definitions and calculations of the same, may differ from estimates published by third parties or from similarly-titled metrics of its competitors due to differences in operations, offerings, methodology and access to information. RSI regularly reviews, and may adjust its processes for calculating, its internal metrics to improve their accuracy.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. RSI's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, statements regarding guidance, RSI’s future results of operations or financial condition, RSI’s strategic plans and focus, player growth and engagement, product initiatives and the objectives of management for future operations. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside RSI's control and are difficult to predict. Factors that may cause such differences include, without limitation: changes in applicable laws or regulations; RSI’s ability to manage growth; RSI’s ability to execute our business plan and meet its projections; unanticipated product or service delays; general economic and market conditions impacting the demand for RSI’s products and services; economic and market conditions in the gaming, entertainment and leisure industry in the markets in which RSI operates; the potential adverse effects of the COVID-19 pandemic on capital markets, general economic conditions, unemployment and RSI’s liquidity, operations and personnel; and other risks and uncertainties indicated from time to time in RSI's filings with the SEC. RSI cautions that the foregoing list of factors is not exclusive. RSI cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. RSI does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Media Contacts:

Jonathan Gasthalter / Carissa Felger / Nathaniel Garnick

(312) 319-9233 / (212) 257-4170

rsi@gasthalter.com

or

Lisa Johnson

(609) 788-8548

lisa@lisajohnsoncommunications.com

Investor Contact:

ir@rushstreetinteractive.com

Rush Street Interactive, Inc.

Consolidated Condensed Statements of Operations and Comprehensive Income (Loss)

(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenue	$111,820	$35,177

Operating costs and expenses
Costs of revenue	79,687	22,380
Advertising and promotions	42,216	8,470
General administration and other	16,564	16,766
Depreciation and amortization	674	459
Total operating costs and expenses	139,141	48,075
Loss from operations	(27,321)	(12,898)

Other income (expenses)
Interest expense, net	(13)	(45)
Change in fair value of warrant liabilities	41,802	-
Change in fair value of earnout interests liability	(13,740)	-
Total other income (expenses)	28,049	(45)
Income (loss) before income taxes	728	(12,943)

Income tax expense	804	-
Net loss	$(76)	$(12,943)

Net loss attributable to non-controlling interests	(59)	-
Net loss attributable to Rush Street Interactive, Inc.	$(17)	$(12,943)

Net loss per common share attributable to Rush Street Interactive, Inc. – basic	$(0.00)	N/A
Weighted average common shares outstanding – basic	46,955,262	N/A

Net loss per common share attributable to Rush Street Interactive, Inc. – diluted	$(0.18)	N/A
Weighted average common shares outstanding – diluted	53,415,488	N/A

	Three Months Ended March 31,
	2021	2020
Net loss	$(76)	$(12,943)

Other comprehensive income (loss)
Foreign currency translation adjustment	(624)	(364)
Comprehensive loss	$(700)	$(13,307)

Comprehensive loss attributable to non-controlling interests	(540)	-
Comprehensive loss attributable to Rush Street Interactive, Inc.	$(160)	$(13,307)

Rush Street Interactive, Inc.

Reconciliations of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands)

Adjusted EBITDA:

	Three Months Ended March 31,
	2021	2020
Net loss	$(76)	$(12,943)

Depreciation and amortization	674	459
Interest expense, net	13	45
Income tax expense	804	-
Change in fair value of warrant liability	(41,802)	-
Change in fair value of earnout interests liability	13,740	-
Share-based compensation	11,576	13,490
Adjusted EBITDA	$(15,071)	$1,051

Adjusted Operating Costs and Expenses:

	Three Months Ended March 31,
	2021	2020
GAAP operating costs and expenses:
Costs of revenue	$79,687	22,380
Advertising and promotions	42,216	8,470
General administration and other	16,564	16,766
Depreciation and amortization	674	459
Total operating costs and expenses	$139,141	$48,075

Non-GAAP operating cost and expense adjustments:
Costs of revenue(1)	$(915)	$-
Advertising and promotions(1)	(1,698)	-
General administration and other(1)	(8,963)	(13,490)
Depreciation and amortization	-	-
Total non-GAAP operating cost and expense adjustments	$(11,576)	$(13,490)

Adjusted operating costs and expenses:
Costs of revenue	$78,772	22,380
Advertising and promotions	40,518	8,470
General administration and other	7,601	3,279
Depreciation and amortization	674	459
Total adjusted operating costs and expenses	$127,565	$34,585

1 Share-based compensation.

Rush Street Interactive, Inc.

Reconciliations of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands)

Adjusted Net Loss, Adjusted Weighted Average Common Shares Outstanding and Adjusted Net Loss Per Share:

Three Months Ended March 31, 2021
Adjusted Net Loss
Net loss attributable to Rush Street Interactive, Inc. – diluted(1)	$(9,586)
Adjustments:
Add: Net loss attributable to non-controlling interests	(59)
Less: Change in fair value of warrant liabilities attributable to noncontrolling interests	(32,171)
Add: Change in fair value of earnout interests liability	13,740
Add: Share-based compensation expense	11,576
Adjusted Net Loss	$(16,562)

Adjusted Weighted Average Common Shares Outstanding
Weighted average common shares outstanding – diluted(2)	53,415,488
Adjustments:
Add: Conversion of RSILP units to Class A Common Shares	160,000,000
Adjusted Weighted Average Common Shares Outstanding	213,415,488

Net loss per common share attributable to Rush Street Interactive, Inc. – diluted:	$(0.18)
Adjusted Net Loss per Share	$(0.08)

(1)	Represents the Net loss attributable to Rush Street Interactive, Inc. of $17 thousand, adjusted for the dilutive effect of Warrants (i.e., the portion of the change in fair value of Warrants attributed to Rush Street Interactive Inc.)
(2)	Represents the basic number of weighted average common shares outstanding, adjusted for the dilutive effect of Warrants using the Treasury Stock Method.